Exhibit 99.2

3Q11 SUPPLEMENTAL INFORMATION

HEALTHCARE REIT TM

3Q11 Supplemental Information

Overview | 2

Portfolio | 3

Investment | 13

Financial | 16

Glossary | 21

Supplemental Reporting Measures | 23

Forward Looking Statements and Risk Factors | 24

HEALTHCARE REIT TM

Overview

Portfolio Composition

(dollars in thousands, except per bed / unit / square foot)

Overview by Investment Type	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot
Seniors housing triple-net	12	277	$	3,953,994	29.6%	$	4,042,295	24,731	$	163,451
Skilled nursing / post-acute	24	303		3,549,696	26.6%		3,556,646	39,426		90,211
Seniors housing operating	13	99		2,173,410	16.3%		2,173,410	10,537		206,265
Hospital	15	35		891,697	6.7%		893,042	2,105		424,248
Medical office	12	177		2,442,508	18.3%		2,602,605	10,255,203		254
Life science	13	7		340,235	2.5%		340,235	1,188,132		N/A
Total	**16**	**898**	**$**	**13,351,540**	**100.0%**	**$**	**13,608,233**			

	Current Quarter							
Portfolio NOI		Total Revenues		Operating Expenses		Net Operating Income		Annualized NOI[1]
Seniors housing triple-net	$	82,355	$	-	$	82,355	$	329,420
Skilled nursing / post-acute		94,577		-		94,577		378,308
Seniors housing operating		125,125		86,218		38,907		155,628
Hospital		20,308		252		20,056		80,224
Medical office		63,366		17,861		45,505		182,020
Life science		10,814		3,199		7,615		30,460
Corporate		307		-		307		1,228
Total	**$**	**396,852**	**$**	**107,530**	**$**	**289,322**	**$**	**1,157,288**

Portfolio Performance

			Facility Revenue Mix		
Stable Portfolio[2]	Occupancy	Cash Flow Coverage[3]	Private Pay	Medicaid	Medicare
Seniors housing triple-net[4]	87.7%	1.42x	87.0%	9.2%	3.8%
Skilled nursing / post-acute	87.8%	2.28x	20.2%	47.0%	32.8%
Seniors housing operating	89.8%	n/a	99.0%	0.0%	1.0%
Hospital	64.9%	2.62x	32.5%	7.9%	59.6%
Medical office	93.3%	n/a	100.0%	0.0%	0.0%
Life science	100.0%	n/a	100.0%	0.0%	0.0%
Total		**1.96x**	**68.6%**	**17.4%**	**14.0%**

Notes:

(1) Annualized NOI calculated as current quarter NOI multiplied by 4.

(2) Data as of September 30, 2011 for seniors housing operating, medical office and life science and June 30, 2011 for remaining asset types.

(3) Represents trailing twelve month coverage metrics.

(4) Excludes entrance fee portfolio.

2

Portfolio

Portfolio Concentration

(dollars in thousands)

Balances By State	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Investment Balance	% of Total
New Jersey	$ 575,752	$ 450,326	$ -	$ 35,275	$ 172,730	54	$ 1,234,083	9.2%
Massachusetts	104,689	369,216	337,383	11,363	340,235	57	1,162,886	8.7%
Florida	321,206	207,543	6,744	22,458	452,452	92	1,010,403	7.6%
California	79,264	-	407,577	314,100	206,440	47	1,007,381	7.5%
Texas	221,031	166,941	113,325	191,179	216,341	76	908,817	6.8%
Pennsylvania	209,291	554,172	-	17,962	-	45	781,425	5.9%
Connecticut	128,054	99,992	368,321	-	-	37	596,367	4.5%
Washington	106,978	-	340,996	-	119,682	25	567,656	4.3%
Ohio	193,257	168,161	90,017	32,391	24,787	37	508,613	3.8%
Wisconsin	148,492	-	-	22,492	294,640	32	465,624	3.5%
Remaining	1,865,980	1,533,345	509,047	244,477	955,436	396	5,108,285	38.2%
Total	**$ 3,953,994**	**$ 3,549,696**	**$ 2,173,410**	**$ 891,697**	**$ 2,782,743**	**898**	**$ 13,351,540**	**100.0%**

NOI By State	Seniors Housing Triple-net	Skilled Nursing / Post - Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science[1]	Total Properties	Total NOI[2]	% of Total
Massachusetts	$ 2,989	$ 10,040	$ 6,300	$ -	$ 7,615	57	$ 26,944	9.4%
California	2,329	-	9,073	7,825	4,002	47	23,229	8.1%
New Jersey	7,341	10,647	-	965	2,559	54	21,512	7.5%
Florida	5,165	7,052	171	349	8,270	92	21,007	7.3%
Texas	5,090	4,913	2,118	3,661	4,378	76	20,160	7.0%
Pennsylvania	4,241	13,681	-	355	198	45	18,475	6.4%
Connecticut	3,335	2,539	7,091	-	-	37	12,965	4.5%
Ohio	3,503	5,343	1,319	818	415	37	11,398	4.0%
Wisconsin	3,238	-	-	683	6,767	32	10,688	3.7%
Washington	2,697	-	5,393	-	1,728	25	9,818	3.4%
Remaining	42,026	40,309	7,442	5,637	15,903	396	111,317	38.7%
Total	**$ 81,954**	**$ 94,524**	**$ 38,907**	**$ 20,293**	**$ 51,835**	**898**	**$ 287,513**	**100.0%**

Notes:

(1) Includes unconsolidated joint ventures. Balance and NOI for Massachusetts represent our Life Science portfolio only.

(2) Represents NOI including discontinued operations for the three months ended September 30, 2011, excluding other income totaling $1,809,000.

3

4 Top Ten Customer Descriptions

PORTFOLIO

Genesis HealthCare, LLC, located in Kennett Square, PA, is a privately held company that operates 234 eldercare facilities, consisting of 209 skilled nursing facilities and 25 assisted living facilities. Genesis has the ability to serve approximately 25,500 residents across 13 New England and Middle Atlantic states. Genesis also provides third-party rehabilitation services to nearly 900 healthcare providers. As of September 30, 2011, the HCN portfolio consisted of 149 facilities with 18,106 units in 11 states with an investment balance of $2.5 billion.

Benchmark Senior Living, LLC, located in Wellesley, MA, is a privately held company that operates 41 facilities with approximately 4,000 residents across the Northeast. The company currently operates independent living, assisted living, and dementia care facilities that focus on low to moderate acuity. As of September 30, 2011, the HCN portfolio consisted of 35 facilities with 3,090 units in six states with an investment balance of $897.9 million.

Merrill Gardens LLC, located in Seattle, WA, is a privately held company that owns, operates and/or manages 53 independent and assisted living facilities with over 6,000 units in nine states. As of September 30, 2011, the HCN portfolio consisted of 38 facilities in eight states with an investment balance of $699.9 million.

Senior Living Communities, LLC, located in Charlotte, NC, is a privately held company that operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates 12 facilities in five states. As of September 30, 2011, the HCN portfolio consisted of 12 facilities in five states with an investment balance of $605.9 million.

Brandywine Senior Living, LLC, located in Mount Laurel, NJ, is a privately held company that operates 19 seniors housing facilities with over 1,800 units in five states. As of September 30, 2011, the HCN portfolio consisted of 19 facilities in five states with an investment balance of $602.5 million.

Senior Star Living, located in Tulsa, OK, is a private operator of CCRCs and independent living, assisted living and dementia care facilities that operates 10 facilities in six states. As of September 30, 2011, the HCN portfolio consisted of 10 facilities in six states with an investment balance of $458.8 million.

Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a publicly traded company that provides independent living and assisted living services. The company operates 559 facilities in 33 states with the ability to serve approximately 51,000 residents. As of September 30, 2011, the HCN portfolio consisted of 74 facilities in 16 states with an investment balance of $319.1 million.

Chelsea Senior Living, located in Fanwood, NJ, is a privately held company that operates 14 seniors housing facilities throughout New Jersey, New York, and Pennsylvania. As of September 30, 2011, the HCN portfolio consisted of ten facilities in two states with an investment balance of $306.9 million.

Capital Senior Living Corp., (NYSE:CSU) located in Dallas, TX, is a publicly traded company that owns, operates, develops and manages seniors living communities throughout the United States. The Company operates 81 seniors living communities in 23 states with an aggregate capacity of approximately 11,500 residents. As of September 30, 2011, the HCN portfolio consisted of 24 facilities in seven states with an investment balance of $294.9 million.

Aurora Health Care, Inc., located in Milwaukee, WI, is a non-profit operator of over 250 hospitals, pharmacies and clinics in eastern Wisconsin. Aurora is investment grade rated and is the largest health care system in the state. As of September 30, 2011, the HCN portfolio consisted of 18 facilities with an investment balance of $294.6 million.

Portfolio

By Relationship

(dollars in thousands)

	Total Properties		Investment Balance[1]	% of Balances
Genesis HealthCare, LLC	149	$	2,472,607	18.5%
Benchmark Senior Living, LLC	35		897,925	6.7%
Merrill Gardens, LLC	38		699,913	5.2%
Senior Living Communities, LLC	12		605,861	4.5%
Brandywine Senior Living, LLC	19		602,476	4.5%
Senior Star Living	10		458,798	3.4%
Brookdale Senior Living, Inc.	74		319,141	2.4%
Chelsea Senior Living	10		306,868	2.3%
Capital Senior Living Corporation	24		294,887	2.2%
Aurora Health Care, Inc.	18		294,640	2.2%
Remaining portfolio	509		6,398,424	48.1%
Total	**898**	**$**	**13,351,540**	**100.0%**

Entrance Fee Portfolio

	Properties	Average Age		Investment Balance	Entrance Fee Units	Entrance Fee Occupancy	Rental Units	Rental Occupancy
Open Properties	13	7	$	662,600	1,432	56%	1,150	82%

Same Store Cash NOI Growth

	Properties[5]		3Q10 Same Store Cash NOI		3Q11 Same Store Cash NOI	% Change
Seniors housing triple-net[2]	184	$	44,125	$	46,086	4.4%
Skilled nursing/post-acute[2]	162		33,617		34,124	1.5%
Seniors housing operating[3]	99		35,964		38,907	8.2%
Hospitals[2]	24		13,450		13,949	3.7%
Medical office[4]	123		27,221		27,680	1.7%
Life Science[6]	7		6,253		6,629	6.0%
Total	**599**	**$**	**160,630**	**$**	**167,375**	**4.2%**

Notes:
(1) Includes unconsolidated joint ventures.
(2) Represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).
(3) See page 7.
(4) See page 8.
(5) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.
(6) See page 10.

5

1.53x

PORTFOLIO

1.30

1.40

1.50

1.60

1.70

3Q09

4Q09

1Q10

2Q10

3Q10

4Q10

1Q11

2Q11

2.44x

2.10

2.20

2.30

2.40

2.50

3Q09

4Q09

1Q10

2Q10

3Q10

4Q10

1Q11

2Q11

2.50x

1.10

1.60

2.10

2.60

3.10

3Q09

4Q09

1Q10

2Q10

3Q10

4Q10

1Q11

2Q11

Portfolio Performance—Same Store Triple–Net

Trailing Twelve Cash Flow Coverage

Seniors Housing Triple-Net (134 properties)

Skilled Nursing/Post-Acute (160 properties)

Hospitals (12 properties)

Basis Points

YoY 2Q11/2Q10

QoQ 2Q11/1Q11

Seniors Housing Triple-Net

0

-1

Skilled Nursing/Post-Acute

11

4

Hospitals

-40

-13

Portfolio

Portfolio Composition - Seniors Housing Operating

(dollars in thousands; dollar amounts represent 100% of partnerships)

Total Performance	4Q10	1Q11	2Q11	3Q11
Properties	47	99	99	99
Average age (years)	15	12	13	13
Beds/Units	6,075	10,538	10,536	10,537
Investment balance	$ 1,080,416	$ 2,240,442	$ 2,207,194	$ 2,173,410
Total occupancy	85.7%	84.2%	86.3%	86.6%
Total revenues	$ 38,197	$ 71,286	$ 123,149	$ 125,125
Operating expenses	$ 24,628	$ 49,272	$ 84,334	$ 86,218
NOI	$ 13,569	$ 22,014	$ 38,815	$ 38,907
Total cap-ex/TI/LC	$ 2,131	$ 2,903	$ 4,066	$ 4,319

Same Store Cash NOI Performance(1)	3Q10	3Q11
Properties	99	99
Total revenues	$ 118,904	$ 125,125
Operating expenses	$ 82,940	$ 86,218
NOI	$ 35,964	$ 38,907

Secured Debt(2)	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 1,096,214	5.3%	5.9

By State	Properties	Beds/Units	% of Total
California	25	2,793	26.5%
Washington	14	1,599	15.2%
Connecticut	14	1,380	13.1%
Massachusetts	13	1,055	10.0%
Texas	8	568	5.4%
Other	25	3,142	29.8%
Total	**99**	**10,537**	**100.0%**

Notes:
(1) Represents those properties in operation for 15 months preceding the end of the portfolio performance period. Amounts for 3Q10 represent the performance of operators that were not owned or operated by HCN, except for properties in the Merrill Gardens partnership which include one month of operations under HCN ownership.
(2) Non-recourse debt to HCN, secured by the joint ventures' assets.

7

Portfolio

Portfolio Composition - Medical Office Buildings

(dollars in thousands, except per bed / unit / square foot)

	Properties	Square Feet		Investment Balance		Total Revenues		Operating Expenses		NOI	Age	Occupancy
Health system-affiliated	126	7,770,659	$	1,954,950	$	53,355	$	14,585	$	38,770	10	94.5%
Unaffiliated	37	1,282,870		339,256		8,673		3,012		5,661	16	89.8%
Subtotal	**163**	**9,053,529**		**2,294,206**		**62,028**		**17,597**		**44,431**	**12**	**93.3%**
Equity investment[1]	6	405,414		46,654		1,165		264		901		
Development	4	723,856		75,056		-		-		-		
Loans	1	72,404		6,216		173		-		173		
Land	3	-		20,376		-		-		-		
Total	**177**	**10,255,203**	**$**	**2,442,508**	**$**	**63,366**	**$**	**17,861**	**$**	**45,505**		

Portfolio Performance - Medical Office Buildings[2]

Total Performance		3Q10		4Q10		1Q11		2Q11		3Q11
Properties		124		142		145		151		163
Square feet		6,521,731		7,756,147		8,070,387		8,423,906		9,053,529
Investment balance	$	1,619,393	$	2,009,895	$	2,096,836	$	2,144,122	$	2,294,206
Occupancy		93.3%		93.3%		92.9%		93.3%		93.3%
Total revenue	$	42,535	$	43,314	$	54,225	$	56,699	$	62,028
Operating expenses	$	12,334	$	12,085	$	14,617	$	15,823	$	17,597
NOI from continuing operations	$	30,201	$	31,230	$	39,608	$	40,877	$	44,431
NOI from discontinued operations	$	468	$	525	$	588	$	485	$	-
Total cap-ex/TI/LC	$	4,754	$	5,997	$	5,054	$	4,858	$	5,673
Expired (square feet)[3]		587,143		534,413		552,532		594,633		740,799
Retained (square feet)[3]		488,694		451,147		433,627		496,728		609,433
Retention rate[3]		83.2%		84.4%		78.5%		83.5%		82.3%

Same Store Cash Performance		3Q10		4Q10		1Q11		2Q11		3Q11
Properties		123		123		123		123		123
Square feet		6,371,842		6,371,842		6,371,842		6,371,842		6,371,842
Investment balance	$	1,583,439	$	1,577,242	$	1,567,140	$	1,552,260	$	1,542,318
Occupancy		93.2%		93.5%		93.2%		93.6%		93.3%
Cash revenue	$	39,091	$	39,356	$	39,544	$	39,209	$	39,931
Operating expenses	$	11,870	$	11,345	$	11,622	$	11,859	$	12,251
Cash NOI	$	27,221	$	28,011	$	27,922	$	27,350	$	27,680

Remaining Lease Expirations	2011	2012	2013	2014	2015
Square feet	105,571	616,122	459,380	556,676	464,820
% of total portfolio	1.2%	6.8%	5.1%	6.1%	5.1%

Notes:

(1) Amounts reflected at HCN's ownership interest in unconsolidated joint venture properties.

(2) Excludes equity investments, development and loan properties.

(3) Amounts represent trailing twelve months from the indicated quarter end.

8

Portfolio

Portfolio Concentration - Medical Office Buildings

(dollars in thousands)

By Tenant[1]	Square Feet	% of Total
Aurora Health Care, Inc.	1,441,588	15.9%
Melbourne Internal Medicine Associates	363,839	4.0%
Tenet Health Systems	284,089	3.1%
Swedish Health Services	195,148	2.2%
Baptist Health System, Inc	181,814	2.0%
Remaining Portfolio	6,587,051	72.8%
Total	**9,053,529**	**100.0%**

Notes:

(1) Excludes equity investments, development and loan properties.

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Florida	37	1,501,785	14.6%	$ 452,452	$ 301
Wisconsin	18	1,441,588	14.1%	294,640	204
Texas	16	896,826	8.7%	216,341	241
New Jersey	7	879,361	8.6%	252,357	287
California	10	687,130	6.7%	206,440	300
Washington	5	451,677	4.4%	180,006	399
Tennessee	8	408,107	4.0%	99,950	245
Arizona	5	338,529	3.3%	90,542	267
Georgia	7	336,819	3.3%	66,631	198
Nevada	9	324,992	3.2%	104,076	320
Remaining portfolio	55	2,988,389	29.1%	639,170	214
Total	**177**	**10,255,203**	**100.0%**	**$ 2,602,605**	**$ 254**

9

Portfolio

Portfolio Composition - Life Science Buildings

(dollars in thousands; dollar amounts represent HCN's 49% ownership interest)

Total Life Science Performance	3Q10	4Q10	1Q11	2Q11	3Q11
Properties	7	7	7	7	7
Average age (years)	12	12	12	13	13
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,132
Investment balance	$ 349,832	$ 346,562	$ 344,413	$ 342,725	$ 340,235
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total revenues[1]	$ 10,401	$ 10,521	$ 11,270	$ 10,584	$ 10,814
Operating expenses	$ 3,035	$ 2,855	$ 3,601	$ 3,212	$ 3,199
NOI	$ 7,366	$ 7,666	$ 7,669	$ 7,372	$ 7,615
Total cap-ex/TI/LC	$ -	$ -	$ -	$ -	$ -

Same Store Cash NOI Performance	3Q10	3Q11
Properties	7	7
Total revenues	$ 9,272	$ 9,812
Operating expenses	$ 3,019	$ 3,183
NOI	$ 6,253	$ 6,629

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Principal balance	$ 163,669	6.3%	3.3

By Tenant	Square Feet	% of Total
Millennium (Takeda)	628,934	52.9%
Alkermes	210,248	17.7%
Brigham & Women's Hospital	125,096	10.5%
Ariad Pharmaceuticals	100,361	8.4%
Novartis	70,475	5.9%
Genzyme	52,518	4.4%
Other Tenants	500	0.2%
Total[3]	**1,188,132**	**100.0%**

Notes:

(1) Includes amortization of below market rents and straight-line rent of $986,000 for the three months ended September 30, 2011.

(2) Non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the Forest City Enterprises joint venture.

10

Portfolio

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet		CIP Balance at 12/31/10		2011 YTD Funding		2011 YTD Conversions		CIP Balance at 9/30/11
Development Properties										
Seniors housing triple-net	14	1,345	$	38,206	$	99,188	$	(39,462)	$	97,932
Hospital	3	202		208,882		40,595		(219,622)		29,855
Medical office	7	1,038,094		85,512		95,485		(105,940)		75,057
Sub-total	**24**		**$**	**332,600**	**$**	**235,268**	**$**	**(365,024)**	**$**	**202,844**
Expansion Projects										
Seniors housing triple-net	11	173	$	17,455	$	22,194	$	(34,236)	$	5,413
Hospital	1	31		6,738		2,819		(9,557)		-
Sub-total	**12**			**24,193**		**25,013**		**(43,793)**		**5,413**
Total	**36**		**$**	**356,793**	**$**	**260,281**	**$**	**(408,817)**	**$**	**208,257**

Development Funding Projections(1)

	Projects	Beds / Units / Square Feet	Projected Cash Yield(2)		Projected Future Funding: 2011 Funding		Projected Future Funding: 2012 Funding		Projected Future Funding: Funding Thereafter		Unfunded Commitments		Committed Balances
Development Properties													
Seniors housing triple-net	12	1,345	8.6%	$	36,442	$	51,222	$	-	$	87,664	$	185,597
Hospital	1	46	11.0%		1,345		-		-		1,345		31,200
Medical office	4	723,854	8.6%		29,684		111,890		18,524		160,097		235,154
Total	**17**		**8.7%**	**$**	**67,471**	**$**	**163,112**	**$**	**18,524**	**$**	**249,106**	**$**	**451,951**

Development Project Conversion Estimates(1)

Quarterly Conversions

		Amount	Projected Cash Yields(2)
1Q11 actual	$	105,940	8.8%
2Q11 actual		219,625	9.3%
3Q11 actual		39,462	8.8%
4Q11 estimate		107,823	9.3%
1Q12 estimate		24,350	9.0%
2Q12 estimate		130,009	8.4%
3Q12 estimate		-	-
4Q12 estimate		128,333	8.7%
Total	**$**	**755,542**	**8.9%**

Annual Conversions

		Amount	Projected Cash Yields(2)
2011 estimate	$	472,850	9.2%
2012 estimate		282,692	8.6%
2013 estimate		61,433	8.5%
2014 estimate		-	-
2015+ estimate		-	-
Total	**$**	**816,975**	**8.9%**

Notes:

(1) Excludes expansion projects.

(2) Actual initial yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

11

Portfolio

Unstabilized Properties

(dollars in thousands)

	6/30/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	9/30/11 Properties
Seniors housing triple-net	30	(4)	2	-	28
Hospital	3	(1)	-	-	2
Total	**33**	**(5)**	**2**	**-**	**30**

	9/30/11 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	28	4,576	$ 941,086	7.0%
Hospital	2	135	220,979	1.7%
Total	**30**	**4,711**	**$ 1,162,065**	**8.7%**

Occupancy

	6/30/11 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	9/30/11 Properties
0% - 50%	9	(1)	2	-	-	10
50% - 70%	15	(1)	-	-	-	14
70% +	9	(3)	-	-	-	6
Total	**33**	**(5)**	**2**	**-**	**-**	**30**

	9/30/11 Properties	Months In Operation	Revenues	% of Total Revenues[1]	Investment Balance	% of Total Investment
0% - 50%	10	16	$ 43,343	4.4%	$ 561,547	4.2%
50% - 70%	14	22	36,889	3.7%	457,210	3.4%
70% +	6	34	10,271	1.0%	143,308	1.1%
Total	**30**	**22**	**$ 90,502**	**9.1%**	**$ 1,162,065**	**8.7%**

Notes:

(1) Includes annualized revenues as presented on page 18 - revenue and lease maturity.

12

Investment

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

Third Quarter 2011

Properties

Beds / Units / Square Feet

Amount

Investment Per Bed / Unit / Square Foot

Cash Yield

Real Property Acquisitions

Seniors housing triple-net

13

1,175

units

$

342,500

$

291,489

6.9%

Skilled nursing/post-acute

1

106

beds

6,150

58,019

8.3%

Hospital

4

248

beds

75,000

302,419

9.3%

Medical office

12

629,623

sf

145,739

231

7.3%

Total acquisitions

30

$

569,389

7.3%

Construction in Progress

Development projects:

Seniors housing triple-net

14

1,345

units

$

38,856

Hospital

1

46

beds

920

Medical office

4

723,854

sf

13,829

Total development projects

19

53,605

Expansion projects:

Seniors housing triple-net

11

173

units

6,527

Total expansion projects

11

6,527

Total construction in progress

30

60,132

Capital improvements to existing properties

6,297

9.1%

Loan advances

8,068

7.2%

Gross investments

$

643,886

Investment

Gross Investment Activity

(dollars in thousands, except per bed / unit / square foot)

Year-to-Date 2011

Properties

Beds / Units / Square Feet

Amount

Investment Per Bed / Unit / Square Foot

Cash Yield

Real Property Acquisitions

Seniors housing operating

46

3,878

units

$

1,098,400

$

283,239

7.1%

Seniors housing triple-net

49

5,185

units

891,616

171,961

7.5%

Skilled nursing/post-acute

130

16,262

beds

2,229,127

137,076

8.3%

Hospital

4

248

beds

75,000

302,419

9.3%

Medical office

18

1,012,958

sf

210,346

208

7.4%

Land parcels

1

6,770

Total acquisitions

248

$

4,511,259

7.8%

Construction in Progress

Development projects:

Seniors housing triple-net

14

1,345

units

$

99,188

Hospital

3

202

beds

40,595

Medical office

7

1,038,094

sf

95,485

Total development projects

24

235,268

Expansion projects:

Seniors housing triple-net

11

173

units

22,194

Hospital

1

31

beds

2,819

Total expansion projects

12

25,013

Total construction in progress

36

260,281

Capital improvements to existing properties

13,527

8.6%

Loan advances

36,535

7.4%

Gross investments

$

4,821,602

Investment

Investment Timing

(dollars in thousands)

	Acquisitions/ Joint Ventures	Cash Yield	Loan Advances	Cash Yield	Construction Conversions	Cash Yield	Dispositions	Yield on Sale
July	$ 142,389	7.3%	$ 1,977	6.8%	$ 426	6.0%	$ 6,055	5.1%
Aug	75,000	9.3%	3,756	7.6%	39,743	8.7%	6,597	12.4%
Sep	352,000	6.8%	2,335	7.1%	23,866	6.0%	2,943	8.0%
Total	**$ 569,389**	**7.3%**	**$ 8,068**	**7.3%**	**$ 64,035**	**7.7%**	**$ 15,595**	**8.7%**

Disposition Activity

	Third Quarter 2011		Year-to-Date 2011	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 12,652	81.1%	$ 165,022	55.4%
Real estate loans receivable	2,943	18.9%	132,803	44.6%
Total	**$ 15,595**	**100.0%**	**$ 297,825**	**100.0%**
Dispositions by Property Type				
Seniors housing triple-net	$ 12,652	81.1%	$ 93,065	31.2%
Skilled nursing	-	0.0%	36,662	12.3%
Medical office	-	0.0%	35,295	11.9%
Real estate loans receivable	2,943	18.9%	132,803	44.6%
Total	**$ 15,595**	**100.0%**	**$ 297,825**	**100.0%**

Discontinued Operations

	Third Quarter		Year-to-Date	
	2011	2010	2011	2010
Revenues				
Rental income	$ 87	$ 9,805	$ 9,489	$ 30,944
Expenses				
Interest expense	16	2,050	1,771	6,182
Property operating expenses	212	1,495	2,427	4,456
Depreciation and amortization	-	3,430	2,635	10,420
Income/(loss) from discontinued operations, net	**$ (141)**	**$ 2,830**	**$ 2,656**	**$ 9,886**

15

Financial

Net Operating Income Reconciliation[1]

(dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,	
Total revenues:	2011	2010	2011	2010
Seniors housing triple-net:				
Seniors housing	$ 78,221	$ 56,162	$ 223,002	$ 164,723
Skilled nursing/post-acute	91,447	41,496	221,654	123,425
Sub-total rental income	**169,668**	**97,658**	**444,656**	**288,148**
Interest income	6,810	9,179	27,224	26,583
Other income	454	698	5,458	2,726
Total seniors housing triple-net income	**176,932**	**107,535**	**477,338**	**317,457**
Seniors housing operating: Resident fees and services	**125,125**	**12,809**	**319,559**	**12,809**
Medical facilities:				
Rental income[3]				
Medical office[2]	62,160	43,758	175,489	125,903
Hospital	19,418	13,313	49,646	36,578
Life science[2]	10,814	10,401	32,668	23,481
Sub-total rental income	**92,392**	**67,472**	**257,803**	**185,962**
Interest income	1,048	875	5,209	1,854
Other income	1,048	227	3,879	800
Total medical facilities income	**94,488**	**68,574**	**266,891**	**188,616**
Non-segment/corporate other income	307	231	637	1,276
Total revenues	**396,852**	**189,149**	**1,064,425**	**520,158**
Property operating expenses:				
Seniors housing operating	86,218	7,993	219,824	7,993
Medical facilities[2,3]	21,312	16,864	61,407	47,404
Total property operating expenses	**107,530**	**24,857**	**281,231**	**55,397**
Net operating income:				
Seniors housing triple-net	176,932	107,535	477,338	317,457
Seniors housing operating	38,907	4,816	99,735	4,816
Medical facilities	73,176	51,710	205,484	141,212
Non-segment/corporate	307	231	637	1,276
Net operating income	**$ 289,322**	**$ 164,292**	**$ 783,194**	**$ 464,761**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.

(2) Includes HCN's share of revenues and expenses from unconsolidated joint ventures. See pages 8 and 10 for additional information.

(3) The three months ended September 30, 2011 includes the following amounts (in thousands):

Rental income from discontinued operations:	
Seniors housing triple-net	$ 87
Non-cash rental income from continuing operations:	
Seniors housing triple-net	$ 2,953
Skilled nursing/post-acute	5,972
Hospital	212
Medical office	2,966
Life science[2]	986
Total	**$ 13,089**
Property operating expenses from discontinued operations:	
Hospitals	212
Total	**$ 212**

16

Financial

Adjusted EBITDA Reconciliation(1)

(dollars in thousands)

Twelve Months Ended

Three Months Ended

September 30,

September 30,

2011

2011

Net income

$

216,407

$

52,353

Interest expense(2)

280,354

87,811

Income tax expense

601

223

Depreciation and amortization(2)

360,580

115,640

Stock-based compensation

11,106

1,767

Provision for loan losses

1,314

132

Adjusted EBITDA

$

870,362

$

257,926

Interest Coverage Ratio(3)

Interest expense(2)

$

280,354

$

87,811

Capitalized interest

14,873

3,111

Non-cash interest expense

(13,315)

(3,714)

Total interest

$

281,912

$

87,208

Adjusted EBITDA

$

870,362

$

257,926

Adjusted interest coverage ratio

3.09x

2.96x

Fixed Charge Coverage Ratio(4)

Total interest(2)

$

281,912

$

87,208

Secured debt principal amortization

25,051

7,204

Preferred dividends

48,572

17,234

Total fixed charges

$

355,535

$

111,646

Adjusted EBITDA

$

870,362

$

257,926

Adjusted fixed charge coverage ratio

2.45x

2.31x

Net Debt to EBITDA Ratio

Total debt

$

6,793,047

Less: cash and cash equivalents

(136,676)

Net debt

$

6,656,371

Adjusted EBITDA Annualized

1,031,704

Net debt to adjusted EBITDA ratio

6.45x

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.

(4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.50 times.

Financial

Revenue and Lease Maturity

(dollars in thousands except per share data)

	Rental Income[1]							
Year	Seniors Housing triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues	% of Total
2011	$ 769	$ -	$ -	$ 2,229	$ 2,998	$ 647	$ 3,645	0.4%
2012	5,759	7,015	-	12,999	25,773	1,560	27,333	2.8%
2013	44,568	-	-	10,074	54,642	11,930	66,572	6.7%
2014	21,023	6,400	-	11,815	39,238	5,291	44,529	4.5%
2015	-	2,026	-	10,265	12,291	1,225	13,516	1.4%
2016	-	-	-	17,821	17,821	509	18,330	1.8%
2017	13,038	3,885	2,350	13,007	32,280	3,125	35,405	3.6%
2018	36,823	-	-	5,811	42,634	1,397	44,031	4.4%
2019	9,463	18,934	-	10,649	39,046	163	39,209	3.9%
2020	12,918	27,564	5,959	10,579	57,020	1,458	58,478	5.9%
Thereafter	184,575	289,215	70,049	95,053	638,892	3,126	642,018	64.6%
	$ 328,936	**$ 355,039**	**$ 78,358**	**$ 200,302**	**$ 962,635**	**$ 30,431**	**$ 993,066**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

18

Financial

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit[1]	Senior Notes[2,3]	Secured Debt[2,4]	Consolidated Debt[5]	% of Total	Joint Ventures[6]	Combined Debt	% of Total
2011	$ -	$ -	$ 7,522	$ 7,522	0.1%	$ 1,226	$ 8,748	0.1%
2012	-	76,853	105,993	182,846	2.7%	39,757	222,603	3.2%
2013	-	300,000	275,041	575,041	8.6%	28,967	604,008	8.7%
2014	-	-	186,726	186,726	2.8%	25,058	211,784	3.1%
2015	390,000	250,000	181,280	821,280	12.2%	9,207	830,487	12.0%
2016	-	700,000	172,758	872,758	13.0%	45,370	918,128	13.3%
2017	-	450,000	428,031	878,031	13.1%	31,654	909,685	13.2%
Thereafter	-	2,688,077	510,346	3,198,423	47.5%	10,156	3,208,579	46.4%
Totals	**$ 390,000**	**$ 4,464,930**	**$ 1,867,697**	**$ 6,722,627**	**100.0%**	**$ 191,395**	**$ 6,914,022**	**100.0%**
Weighted Avg Interest Rate[7]	**1.6%**	**5.1%**	**5.5%**	**5.0%**		**6.1%**	**5.0%**	
Weighted Avg Maturity Years[3]	**3.8**	**10.5**	**6.9**	**9.1**		**4.2**	**9.0**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 4,464,930	66.4%	$ 4,464,930	64.6%
Secured debt	1,652,593	24.6%	1,815,137	26.3%
Total fixed	**$ 6,117,523**	**91.0%**	**$ 6,280,067**	**90.8%**
Floating Rate Debt				
Line of credit	$ 390,000	5.8%	$ 390,000	5.6%
Secured debt	215,104	3.2%	243,955	3.5%
Total floating	**$ 605,104**	**9.0%**	**$ 633,955**	**9.2%**
Total debt	**$ 6,722,627**	**100.0%**	**$ 6,914,022**	**100.0%**

Notes:
(1) Current line of credit capacity of $2.0 billion with remaining availability of $1.6 billion as of September 30, 2011. Line of credit currently matures on July 27, 2015.
(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(3) $126 million of convertible senior notes are puttable on December 1, 2011, $168 million of convertible senior notes are puttable on July 15, 2012 and $494 million of convertible senior notes are puttable on December 1, 2014. Weighted average maturities would be 7.9 years and 7.7 years for senior notes and consolidated debt, respectively, using the puttable dates.
(4) Secured debt includes $1.1 billion related to HCN's seniors housing – operating partnerships.
(5) Excludes capital lease obligations of $82.9 million, of which $8.8 million that mature in April 2015 and $73.3 million that mature in November 2013.
(6) Represents HCN's share of secured debt of unconsolidated joint ventures.
(7) Line of credit interest rate represents 1-month LIBOR + 135 bps at September 30, 2011. Senior notes and secured debt average interest rate represents the face value note rate.

19

Current Capitalization

(amounts in thousands except per share data) % of Consolidated Total

Book Capitalization

Line of credit $ 390,000 2.9% Long-term debt obligations 6,403,047 47.5% Debt to consolidated book capitalization(1) 6,793,047 50.4% Total equity 6,693,166 49.6% Consolidated book capitalization $ 13,486,213 100.0% HCN share of unconsolidated joint venture debt 191,395 Total book capitalization $ 13,677,608

Undepreciated Book Capitalization

Line of credit $ 390,000 2.7% Long-term debt obligations 6,403,047 43.9% Debt to consolidated undepreciated book capitalization 6,793,047 46.6% Accumulated depreciation and amortization 1,084,746 7.5% Total equity 6,693,166 45.9% Consolidated undepreciated book capitalization $ 14,570,959 100.0% HCN share of unconsolidated joint venture debt 191,395 Total undepreciated book capitalization $ 14,762,354

Enterprise Value

Line of credit $ 390,000 2.4% Long-term debt obligations 6,403,047 39.2% Debt to consolidated enterprise value 6,793,047 41.6% Common shares outstanding 178,778 Period end share price $46.80 Common equity market capitalization 8,366,810 51.3% Noncontrolling interests 147,236 0.9% Preferred stock 1,010,417 6.2% Consolidated enterprise value $ 16,317,510 100.0% HCN share of unconsolidated joint venture debt 191,395 Total enterprise value $ 16,508,905

Secured Debt as % of Total Assets(2)

Secured debt $ 1,888,083 13.6% Total assets $ 13,861,089

Total Debt as % of Total Assets(3)

Total debt $ 6,793,047 49.0% Total assets $ 13,861,089

Unsecured Debt as % of Unencumbered Assets(4)

Unsecured debt $ 4,822,092 45.3% Unencumbered assets $ 10,652,015 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%.

(2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%.

(3) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(4) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

21 Age: Current year, less the year built, adjusted for major renovations.

GLOSSARY

GLOSSARY

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Cash Flow Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CFC is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Cash Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF.

Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate expense per occupied unit and has not independently verified the information.

34

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

28

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:

Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP.

New loans – Represents face amount of new loan.

Construction conversion – Represents book balance converted from CIP to real property upon completion.

Capital improvements to existing properties – Represents cash funded to tenants under an existing lease.

Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments or the company’s interest in unconsolidated joint ventures as reflected on the company’s balance sheet.

GLOSSARY

22 Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

GLOSSARY

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

35

GLOSSARY

Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information.

Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Excludes seniors housing operating portfolio.

Seniors Housing Operating: Includes independent and assisted living properties held in consolidated joint ventures, structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent and assisted living properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved payment CAMF of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Entrance fee communities are considered stable after achieving aggregate property occupancy of 80% or more.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds.

SUPPLEMENTAL REPORTING MEASURES

23 The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA and net operating income (NOI) to be useful supplemental measures of its operating performance.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.50 times.

Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

24 Forward-Looking Statements and Risk Factors

CORPORATE

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 4, 2011 and other information filed with, or furnished to, the Securities and Exchange Commission (“SEC”). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

HEALTHCAREREIT TM

4500 DORR STREET

TOLEDO, OHIO 43615-4040

WWW.HCREIT.COM

©2011 HEALTH CARE REIT, INC.